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                                                                   EXHIBIT 4.193

                            CERTIFICATE OF FORMATION

                                       OF

                         WILLIAMSVILLE COAL COMPANY, LLC

         1.       The name of the limited liability company is:

                        WILLIAMSVILLE COAL COMPANY, LLC.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3.       This Certificate of formation shall be effective on September
                  8, 2003.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of WILLIAMSVILLE COAL COMPANY, LLC this 8th day of September, 2003.

                                                              /S/ JOSEPH W. BEAN
                                                              ------------------
                                                                  Joseph W. Bean
                                                                       Organizer